FOSTER WHEELER ANNOUNCES 2-FOR-1 STOCK SPLIT

HAMILTON, BERMUDA, November 7, 2007--Foster Wheeler Ltd. (Nasdaq: FWLT) today announced that its board of directors has approved a two-for-one stock split of its common shares, subject to shareholder approval of an increase in the number of its authorized common shares.

The increase in the number of authorized common shares is to be voted upon at a special general meeting of shareholders tentatively scheduled for January 8, 2008. The date of the special general meeting of shareholders is tentative until the company’s definitive proxy statement is mailed to shareholders, which is expected to occur in early December 2007.

“The company is on pace to report record-setting financial results again in 2007,” said Chairman and Chief Executive Officer Raymond J. Milchovich. “The markets we serve remain very strong, and we anticipate entering 2008 with operating momentum. Therefore, the stock split should be viewed as an indication of our confidence in the outlook for Foster Wheeler.”

The stock split will be effected in the form of a stock dividend of one additional Foster Wheeler common share in respect of each common share outstanding on the record date for the stock dividend, which will be the same date as the special general meeting of shareholders.

The company will seek shareholder approval to double the number of its authorized common shares.

Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of engineering, procurement, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the upstream oil and gas, LNG and gas-to-liquids, refining, petrochemicals, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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Safe Harbor Statement
Foster Wheeler news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the company and the various industries within which the company operates. These include statements regarding the company’s expectations regarding revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims, and the costs of current and future asbestos claims, and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The company cautions that a variety of factors, including but not limited to the factors described in Part II, Item 1A “Risk Factors” of the Company’s most recent quarterly report on Form 10-Q and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power industries, changes in the financial condition of its customers, changes in regulatory environment, changes in project design or schedules, contract cancellations, changes in estimates made by the company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to our global operations, currency fluctuations, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, interruptions to shipping lanes or other methods of transport, outcomes of pending and future litigation, including litigation regarding the company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing competition by foreign and domestic companies, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and claims by third parties against the company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the company. The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

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Contacts:
1BMedia	Maureen Bingert	908 730 4444	E-mail: Hmaureen_bingert@fwc.comH
Investor Relations	Scott Lamb	908-730-4155	E-mail: Hscott_lamb@fwc.comH
0BOther Inquiries		908 730 4000	Hfw@fwc.comH